UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2017

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	001-33519	95-3551121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California		91201-2349
(Address of principal executive offices)		(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On September 18, 2017, Public Storage (the “Company”) completed the previously announced offering of $500,000,000 2.370% Senior Notes due 2022 (the “2022 Notes”) and $500,000,000 3.094% Senior Notes due 2027 (the “2027 Notes” and, together with the 2022 Notes, the “Notes”).

In connection with the issuance of the Notes, the Company entered into an Indenture, dated as of September 18, 2017 (the “Base Indenture”), between the Company, as issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 18, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The 2022 Notes bear interest at a rate of 2.370% per annum and the 2027 Notes bear interest at a rate of 3.094% per annum, in each case accruing from September 18, 2017. Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, commencing March 15, 2018. The 2022 Notes will mature on September 15, 2022 and the 2027 Notes will mature on September 15, 2027. The Notes are the Company’s direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness.

The Company may redeem the Notes at any time in whole, or from time to time in part, at the applicable make-whole redemption price specified in the Indenture. If the 2022 Notes or the 2027 Notes are redeemed on or after August 15, 2022 (one month prior to the applicable maturity date) or June 15, 2027 (three months prior to the applicable maturity date), respectively, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains certain covenants that, among other things, limit the ability of the Company, subject to exceptions, to incur secured and unsecured indebtedness and to consummate a merger, consolidation or sale of all or substantially all of its assets. In addition, the Indenture requires the Company to maintain total unencumbered assets of at least 125% of total unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description is a summary of the terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture (including the forms of Notes), copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File No. 333-211758) filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 1, 2016, as amended by the Post-Effective Amendment No. 1 filed by the Company with the SEC on September 13, 2017, in the form in which it became effective on September 13, 2017. A prospectus supplement, dated September 13, 2017, relating to the Notes and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

4.1	Indenture, dated as of September 18, 2017, between Public Storage and Wells Fargo Bank, National Association, as trustee

4.2	First Supplemental Indenture, dated as of September 18, 2017, between Public Storage and Wells Fargo Bank, National Association, as trustee

4.3	Form of Global Note representing the 2022 Notes (included in Exhibit 4.2)

4.4	Form of Global Note representing the 2027 Notes (included in Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

	By:	/s/ Lily Y. Hughes
Date: September 18, 2017		Lily Y. Hughes Senior Vice President, Chief Legal Officer & Corporate Secretary